UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 7, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 5 - Corporate Governance and Management

Item 5.08 Shareholder Director Nominations.

We are pleased to announce that on June 7, 2021, the Board of Directors of Orbital Energy Group, Inc. scheduled the 2021 Annual Meeting of Stockholders to be held at 9:00 am MST on Tuesday, October 12, 2021, at the Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona  85255.  The record date for determining stockholders entitled to notice of, and to vote at, the 2021 Meeting is set at August 18, 2021, and only such stockholders will be entitled to notice of and to vote at the 2021 Annual Meeting.

Because this meeting date differs more than thirty days from the anniversary of the Company's 2020 Annual Meeting of Stockholders, held December 8, 2020, in order for a stockholder to be entitled to vote, to bring a proposal or submit a nominee for director at the 2021 Annual Meeting, such stockholder must be a stockholder of record on August 18, 2021.  Under the Security and Exchange Commission’s proxy rules, shareholder proposals that meet certain conditions may be included in our Proxy Statement and such notice by such stockholder must be received no later than 5:00 p.m. Houston local time on July 12, 2021.

Proposals and notices must be in writing and received by our Corporate Secretary at Orbital Energy Group, Inc., Attn: Corporate Secretary, 1924 Aldine Western, Houston, Texas 77038, and must also comply with the requirements set forth in the rules and regulations of the Exchange Act and the Company's Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 8th day of June 2021.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer